UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2010

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On September 8, 2010, the Federal Home Loan Bank of New York ("Bank") announced that Ronald E. Hermance, Chairman, President and CEO, Hudson City Savings Bank, Paramus, NJ and Kevin J. Lynch, Chairman, President and CEO, Oritani Bank, Washington Township, NJ (collectively, the "Reelected Directors") were deemed elected by the Bank to serve as Member Directors representing New Jersey members on the Board of Directors ("Board") of the Bank commencing on January 1, 2011. The terms of Messrs. Hermance and Lynch will each be for four years. (Both of the Reelected Directors currently serve on the Board; their current terms expire on December 31, 2010.)

The reelection of the Reelected Directors took place in accordance with the rules governing the election of Federal Home Loan Bank directors contained in the Federal Home Loan Bank Act and in the related regulations of the Federal Housing Finance Agency, the regulator of the Federal Home Loan Banks.

At the time of this filing, neither of the Reelected Directors has been named to serve on any committee of the Board for 2011; further, whether the Reelected Directors are expected to be named to serve on any committee of the Board for 2011 has not yet been determined. (Mr. Hermance currently serves on the Board’s Executive and Corporate Governance Committees; Mr. Lynch currently serves on the Board’s Executive, Compensation and Human Resources, and Housing Committees.)

Compensation of the Reelected Directors is expected to be in accordance with a 2011 Director Compensation Plan ("Compensation Plan") which will be voted on by the Board at a later time. Details regarding the Compensation Plan will be disclosed after the Compensation Plan is adopted in an appropriate filing with the U.S. Securities and Exchange Commission.

In addition to the foregoing, the Bank also announced that ballots in connection with the election for two open Member Director seats in New York, and two Independent Director seats, all of which have terms commencing on January 1, 2011, will be distributed to eligible Bank members on or about October 5, 2010. In its announcement, the Bank noted that the term of office of the New York Member Director candidate who receives the highest number of votes will be four years, and the term of office of the New York Member Director candidate who receives the second-highest number of votes will be one year. The terms of office of the two Independent Directorships will be four years. Finally, the Bank noted in its announcement that the Member Director seat representing Puerto Rico and the U.S. Virgin Islands will not be up for election this year.

A copy of a director election report that was sent to Bank members containing the foregoing announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 2010 Director Election Report, dated September 8, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

September 8, 2010	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	2010 Director Election Report, dated September 8, 2010.